Exhibit 99.1

U.S. Food and Drug Administration Approves IMBRUVICATM (ibrutinib) as a Single Agent for Patients with Mantle Cell Lymphoma Who Have Received at Least One Prior Therapy

Corporate Conference Call Scheduled Today at 10:00 a.m. PT

SUNNYVALE, CA, November 13, 2013 Pharmacyclics, Inc. (NASDAQ: PCYC) today announced that the U.S. Food and Drug Administration (FDA) has approved IMBRUVICA™ (ibrutinib) as a single agent for the treatment of patients with mantle cell lymphoma (MCL) who have received at least one prior therapy.1 This indication is based on overall response rate (ORR). An improvement in survival or disease-related symptoms has not been established. IMBRUVICA is a new agent that inhibits the function of Bruton's tyrosine kinase (BTK).1 BTK is a key signaling molecule of the B-cell receptor signaling complex that plays an important role in the survival of malignant B cells.2, 3, 4 IMBRUVICA blocks signals that stimulate malignant B cells to grow and divide uncontrollably.1,5

The FDA granted IMBRUVICA Breakthrough Therapy Designation due to the ORR and duration of response (DOR) seen in the Phase II study, PCYC-1104, and the serious and life-threatening nature of MCL.

The approval was based on the results of a multi-center, international, single-arm trial of 111 patients with previously treated mantle cell lymphoma.  Tumor response was assessed according to the revised International Working Group (IWG) for non-Hodgkin lymphoma (NHL) criteria.  The efficacy results demonstrated a 65.8% overall response rate (95% CI: 56.2, 74.5); 17% of patients achieved a complete response and 49% of patients achieved a partial response.  The median duration of response was 17.5 months (95% CI: 15.8, not reached).

Safety was evaluated in the same 111 patients.  The most common Grade 3 or 4 non-hematological adverse reactions (≥ 5%) were: pneumonia (7%), abdominal pain (5%), atrial fibrillation, diarrhea (5%), fatigue (5%), and skin infections (5%). Five percent of patients had Grade 3 or higher bleeding events (subdural hematoma, gastrointestinal bleeding, and hematuria). Treatment-emergent Grade 3 or 4 cytopenias (adverse reactions and laboratory abnormalities combined) were reported in 41% of patients.  The Warnings and Precautions listed in the Prescribing Information include hemorrhage, infections, myelosuppression, renal toxicity, second primary malignancies and embryo-fetal toxicity.

Ten patients (9%) discontinued treatment due to adverse reactions in the trial. Adverse reactions leading to dose reduction occurred in 14% of patients.

The recommended dose in this patient population is 560 mg (four 140 mg capsules) orally once daily.1

IMBRUVICA is one of the first treatments to receive FDA approval via the Breakthrough Therapy Designation pathway. Pharmacyclics completed its New Drug Application submission to the FDA in late June 2013 and received approval just over four months later.

“This is a meaningful day for previously treated mantle cell lymphoma patients, who are in need of new treatment options,” said Michael Wang, M.D., Department of Lymphoma/Myeloma, The University of Texas MD Anderson Cancer Center and lead investigator for the pivotal registration trial PCYC-1104.  “With IMBRUVICA, we now have an important new medicine that is a once-daily oral therapy with a favorable risk-benefit profile.”

IMBRUVICA is commercially available immediately.

“The approval of IMBRUVICA marks significant progress toward Pharmacyclics’ goal of serving as an ally to patients. After observing early signs of efficacy and tolerability of IMBRUVICA four years ago, we single-mindedly focused our attention on fully developing this medicine. We continue to explore IMBRUVICA’s potential to treat cancer patients in need. Presently we are in the midst of investigating this medicine in numerous additional B-cell malignancies with 34 clinical studies ongoing,” said Bob Duggan, CEO and Chairman of the Board of Pharmacyclics. “Today we celebrate the first approval of IMBRUVICA. I would like to thank the patients and physicians for their trust and participation in our clinical trials. We are very grateful to the FDA for their collaboration and support, and a very big ‘thank you’ to the entire Pharmacyclics & Janssen team who have tirelessly forwarded our mutual vision and mission to serve as allies for patients and physicians in the fight against cancer.”

“Breakthrough Therapy Designation is intended to speed up the development and review of treatments to help address serious or life-threatening diseases. It is gratifying to see this early example of the new pathway meeting its intention – getting a promising treatment to patients who are waiting for new options,” said Dr. Ellen Sigal, chair and founder of Friends of Cancer Research, a think tank and advocacy organization based in Washington, DC.

Corporate Conference Call

The Company will hold a conference call today at 10:00 a.m. PT. To participate in the conference call, please dial 1-877-303-7908 for domestic callers and 1-678-373-0875 for international callers and use the conference ID number 11347949. To access the live audio broadcast or the subsequent archived recording, log on to http://ir.pharmacyclics.com/events.cfm. To access a replay of the call please dial 1-855-859-2056 for domestic callers and 1-404-537-3406 for international callers and use the conference ID number: 11347949. The archived version of the webcast and conference call will be available for 30 days on the Investor Relations section of the Company's Web site at http://www.pharmacyclics.com.

During this call, the Company will provide detailed information on the IMBRUVICA patient assistance, availability and other support programs.

INDICATION - IMBRUVICA (ibrutinib) is indicated for the treatment of patients with mantle cell lymphoma (MCL) who have received at least one prior therapy. This indication is based on overall response rate. An improvement in survival or disease-related symptoms has not been established.

IMPORTANT SAFETY INFORMATION
WARNINGS AND PRECAUTIONS
Hemorrhage - 5% of patients with MCL had ≥ Grade 3 bleeding events (subdural hematoma, gastrointestinal bleeding, and hematuria). Bleeding events including bruising of any grade occurred in 48% of patients with MCL treated with 560 mg daily. The mechanism for the bleeding events is not well understood. Consider the benefit-risk of ibrutinib in patients requiring antiplatelet or anticoagulant therapies and the benefit-risk of withholding ibrutinib for at least 3 to 7 days pre and post-surgery depending upon the type of surgery and the risk of bleeding.

Infections - Fatal and non-fatal infections have occurred. At least 25% of patients with MCL had infections ≥ Grade 3, according to NCI Common Terminology Criteria for Adverse Events (CTCAE). Monitor patients for fever and infections and evaluate promptly.

Myelosuppression - Treatment-emergent Grade 3 or 4 cytopenias were reported in 41% of patients. These included neutropenia (29%), thrombocytopenia (17%) and anemia (9%). Monitor complete blood counts monthly.

Renal Toxicity - Fatal and serious cases of renal failure have occurred. Treatment-emergent increases in creatinine levels up to 1.5 times the upper limit of normal occurred in 67% of patients and from 1.5 to 3 times the upper limit of normal in 9% of patients. Periodically monitor creatinine levels. Maintain hydration.

Second Primary Malignancies - Other malignancies (5%) have occurred in patients with MCL who have been treated with IMBRUVICA, including skin cancers (4%) and other carcinomas (1%).

Embryo-Fetal Toxicity - Based on findings in animals, IMBRUVICA can cause fetal harm when administered to a pregnant woman. Advise women to avoid becoming pregnant while taking IMBRUVICA. If this drug is used during pregnancy or if the patient becomes pregnant while taking this drug, the patient should be apprised of the potential hazard to a fetus.

ADVERSE REACTIONS - The most commonly occurring adverse reactions (≥ 20%) in the clinical trial were thrombocytopenia*, diarrhea (51%), neutropenia*, anemia*, fatigue (41%), musculoskeletal pain (37%), peripheral edema (35%), upper respiratory tract infection (34%), nausea (31%), bruising (30%), dyspnea (27%), constipation (25%), rash (25%), abdominal pain (24%), vomiting (23%) and decreased appetite (21%). *Treatment-emergent decreases (all grades) of platelets (57%), neutrophils (47%) and hemoglobin (41%) were based on laboratory measurements and adverse reactions. The most common Grade 3 or 4 non-hematological adverse reactions (≥ 5%) were pneumonia (7%), abdominal pain (5%), atrial fibrillation, diarrhea (5%), fatigue (5%), and skin infections (5%). Treatment-emergent Grade 3 or 4 cytopenias were reported in 41% of patients.  Ten patients (9%) discontinued treatment due to adverse reactions in the trial (N=111).

The most frequent adverse reaction leading to treatment discontinuation was subdural hematoma (1.8%). Adverse reactions leading to dose reduction occurred in 14% of patients.

DRUG INTERACTIONS
CYP3A Inhibitors - Avoid concomitant administration with strong or moderate inhibitors of CYP3A. If a moderate CYP3A inhibitor must be used, reduce the IMBRUVICA dose.

CYP3A Inducers - Avoid co-administration with strong CYP3A inducers.

SPECIAL POPULATIONS - Hepatic Impairment - Avoid use in patients with baseline hepatic impairment.

For the full prescribing information, visit http://www.imbruvica.com/downloads/Prescribing_Information.pdf

Access to IMBRUVICA
Patients who are prescribed IMBRUVICA can receive access support through several distinct programs:

•
The YOU&i Start™ program enables eligible patients who have been prescribed IMBRUVICA for the FDA-approved indication and are experiencing insurance coverage delays, to access free product for a limited period of time, if they meet certain requirements. In addition, our YOU&i Access service center is set up to help patients ensure that all access-related administration is properly handled.

•
The YOU&i Access™ Instant Savings Program helps commercially insured patients who have difficulties with out-of-pocket expenses for IMBRUVICA. Eligible patients may receive support to reduce their monthly out-of-pocket costs to $25.

•
Patients who are deemed uninsured and eligible, and who qualify based on financial need, can access IMBRUVICA through the Johnson & Johnson Patient Assistance Foundation (JJPAF), an independent non-profit organization to which Pharmacyclics makes donations.

•	Pharmacyclics will also support third party foundations, organizations and other efforts to help patients in need get access to appropriate care.

More information about these robust patient access programs is accessible at 1-877-877-3536 or at www.IMBRUVICA.com.

“Pharmacyclics is committed to supporting patients and making access to IMBRUVICA simple and convenient for them,” said Duggan. “We have designed the YOU&i Access program to provide sufficient aid so that all eligible patients, including those facing financial or other obstacles, will have direct access to IMBRUVICA for the duration of their therapy.”

About Mantle Cell Lymphoma (MCL)
B cells are the immune cells in the body that are responsible for producing antibodies to fight infections and provide long term immunity.  MCL is a blood cancer of the B cells; it is an aggressive type of B-cell non-Hodgkin lymphoma (NHL) that usually occurs in older adults.1 The disease typically involves the lymph nodes, but can spread to other tissues, such as bone marrow, liver, spleen, and gastrointestinal tract. Patients survive an average of five years.2 MCL is classified as an orphan or rare disease, meaning it affects fewer than 200,000 Americans.3

About IMBRUVICA
IMBRUVICA is indicated for the treatment of patients with mantle cell lymphoma who have received at least one prior therapy.1 For more information about IMBRUVICA, including the full prescribing information, please visit www.IMBRUVICA.com. IMBRUVICA is a first in class, oral therapy and is a new agent that inhibits a protein called Bruton's tyrosine kinase (BTK).1 BTK is a key signaling molecule of the B-cell receptor signaling complex that plays an important role in the survival of malignant B cells.2,3,4 IMBRUVICA blocks signals that tell malignant B cells to grow and divide uncontrollably.1,5 It is one of the first medicines to file for FDA approval via the new Breakthrough Therapy Designation pathway, enabling Pharmacyclics to rapidly bring this medicine to patients in need.

To date, nine Phase III trials have been initiated with ibrutinib and a total of 34 trials are currently registered on www.clinicaltrials.gov. Janssen and Pharmacyclics entered a collaboration and license agreement in December 2011 to co-develop and co-commercialize IMBRUVICA.

About Pharmacyclics
Pharmacyclics® is a biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases. Our mission and goal is to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medical healthcare needs; and to identify promising product candidates based on scientific development and administrational expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate.

Pharmacyclics markets IMBRUVICA and has three product candidates in clinical development and several preclinical molecules in lead optimization. The company is committed to high standards of ethics, scientific rigor, and operational efficiency as it moves each of these programs to viable commercialization.

Pharmacyclics is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, among others, relating to our future capital requirements, including our expected liquidity position and timing of the receipt of certain milestone payments, and the sufficiency of our current assets to meet these requirements, our future results of operations, our expectations for and timing of ongoing or future clinical trials and regulatory approvals for any of our product candidates, and our plans, objectives, expectations and intentions. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words "anticipate", "believe", "estimate", "expect", "expectation", "goal", "should", "would", "project", "plan", "predict", "intend", "target" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, expected liquidity or achievements to differ materially from those projected in, or implied by, these forward-looking statements. Factors that may cause such a difference include, without limitation, our need for substantial additional financing and the availability and terms of any such financing, the safety and/or efficacy results of clinical trials of our product candidates, our failure to obtain regulatory approvals or comply with ongoing governmental regulation, our ability to commercialize, manufacture and achieve market acceptance of any of our product candidates, for which we rely heavily on collaboration with third parties, and our ability to protect and enforce our intellectual property rights and to operate without infringing upon the proprietary rights of third parties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements and no assurance can be given that the actual results will be co  nsistent with these forward-looking statements. For more information about the risks and uncertainties that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our transition report on Form 10-K for the six month period ended December 31, 2012 and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

Contacts:
Media
Manisha Pai
Senior Director, Public Relations and Corporate Communications
Phone: 408-215-3720
Cell: 617-510-9193

Investors
Ramses Erdtmann
Senior Vice President, Investor Relations
Phone: 408-215-3325

U.S. Medical Information, Pharmacyclics
877-877-3536

SOURCE Pharmacyclics, Inc.

1 IMBRUVICA Prescribing Information, November 2013
2 Buggy JJ and Elias L. Bruton tyrosine kinase (BTK) and its role in B-cell malignancy. Int Rev Immunol. 2012;31:119-132.
3 Woyach JA, Johnson AJ, and Byrd JC. The B-cell receptor signaling pathway as a therapeutic target in CLL. Blood. 2012;120(6):1175-1184
4 Davis RE, Ngo VN, Lenz G, et al. Chronic active B-cell receptor signaling in diffuse large B-cell lymphoma. Nature. 2010;463(7277):88-92
5 Cleveland Clinic. Top 10 Medical Innovations For 2014. Video. Available from: http://www.youtube.com/watch?v=bIMqufqZNMY.
6 Cancer.net. “Lymphoma – Non-Hodgkin”. http://www.cancer.net/cancer-types/lymphoma-non-hodgkin/subtypes. Accessed April 2013.
7 Leukemia and Lymphoma Society. Mantle Cell Lymphoma Facts. Available from: http://www.lls.org/content/nationalcontent/resourcecenter/freeeducationmaterials/lymphoma/pdf/mantlecelllymphoma.pdf.
8 National Organization for Rare Disorders. “Rare Disease Information”. Available from: http://www.rarediseases.org/rare-disease-information/rare-disease-information. Accessed September 2013.

10